UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2007

Foldera, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-118799	20-0375035
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

17011 Beach Blvd., Suite 1500 Huntington Beach, California		92647
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (714) 766-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR  240.13e-4(c))

CURRENT REPORT ON FORM 8-K

FOLDERA, INC.

May 10, 2007

Item 3.02. Unregistered Sales of Equity Securities.

On May 4, 2007, we entered into a $4,000,000 Common Stock Purchase Agreement with Vision Opportunity Master Fund, Ltd., a qualified institutional buyer and previous investor in the company. Pursuant to the Common Stock Purchase Agreement, on May 10, 2007 (the effective date of the agreement), Vision purchased 1,666,667 shares of our common stock, at a purchase price of $0.60 per share, for gross proceeds of $1,000,000. Vision has the option, but not the obligation, to purchase an additional $3,000,000, or up to 5,000,000 shares of common stock, through July 31, 2007, at a fixed price of $0.60 per share.

As part of the financing transaction, we and Vision agreed to cancel the three outstanding warrants, for a total of 7,407,408 shares of our common stock, held by Vision from its previous financing in October 2006. We agreed to issue a new warrant to Vision to purchase 5,401,235 shares of our common stock, with an exercise price of $0.60 per share.

Lastly, to induce Vision to enter into the Common Stock Purchase Agreement and to reduce potential dilution to our existing shareholders, Richard Lusk, our President and Chief Executive Officer, agreed to transfer to Vision, for nominal consideration, a total of 4,000,000 unregistered shares of our common stock.

The net proceeds from the private placement, following the payment of offering-related expenses, will be used by us for our capital expenditure requirements and for working capital and other general corporate purposes. HPC Capital Management Corp. served as the sole placement agent for the transaction.

We have agreed, pursuant to the terms of a Registration Rights Agreement with Vision, to (i) file a shelf registration statement, with respect to the resale of the shares of our common stock sold to the investor, with the SEC within 30 days after the earlier of our receipt of the full $4,000,000 in funding or July 31, 2007; (ii) use our best efforts to have the shelf registration statement declared effective by the SEC as soon as possible after the initial filing, and in any event no later than 120 days after the final closing date or July 31, 2007, whichever occurs sooner (or 150 days in the event of a full review of the shelf registration statement by the SEC), and (iii) keep the shelf registration statement effective until all registrable securities may be sold under Rule 144(k) under the Securities Act of 1933. If we are unable to comply with any of the above covenants, we will be required to pay liquidated damages to the investor in the amount of 2% of the investor’s purchase price per month (up to a maximum of 15% of the purchase price) for such non-compliance, with such liquidated damages payable either in cash or in additional shares of our common stock, at our option.

Other. The common stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and was issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

The foregoing description of both the Common Stock Purchase Agreement and Registration Rights Agreement is qualified in its entirety by reference to the full text of both the Common Stock Purchase Agreement and Registration Rights Agreement, a copy of each of which is attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

On May 10, 2007, we issued a press release announcing the closing of the private placement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

10.1	Common Stock Purchase Agreement, dated as of May 4, 2007, by and between Foldera, Inc. and Vision Opportunity Master Fund Ltd.

10.2	Registration Rights Agreement, dated as of May 4, 2007, by and between Foldera, Inc. and Vision Opportunity Master Fund Ltd.

99.1	Press Release issued by Foldera, Inc. on May 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FOLDERA, INC.

Date: May 11, 2007	By:	/s/ Reid Dabney
Reid Dabney
Senior Vice President and Chief Financial Officer